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                                  Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                            Statement to Certificateholders

                                                    April 15, 2002
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL         BEGINNING                                                                             ENDING
             FACE            PRINCIPAL                                                  REALIZED    DEFERRED      PRINCIPAL
CLASS        VALUE            BALANCE        PRINCIPAL     INTEREST         TOTAL        LOSSES     INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  A1    357,735,172.00    18,143,352.99    3,911,679.97    33,434.17    3,945,114.14         0.00      0.00    14,231,673.02
  A2     40,000,000.00     2,028,690.99      437,382.77     3,598.67      440,981.44         0.00      0.00     1,591,308.22
  R               0.00             0.00            0.00    52,150.12       52,150.12         0.00      0.00             0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL   397,735,172.00    20,172,043.98    4,349,062.74    89,182.96    4,438,245.70         0.00      0.00    15,822,981.24
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  SI      8,117,044.50    78,241,233.35            0.00   327,625.79      327,625.79    11,175.99      0.00    79,475,570.09
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                PASS-THROUGH RATES
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            CURRENT
             BEGINNING                                                            ENDING                   PASS-THRU
CLASS        PRINCIPAL        PRINCIPAL        INTEREST         TOTAL            PRINCIPAL       CLASS       RATE
----------------------------------------------------------------------------------------------------------------------------------
A1          50.71727471      10.93456913      0.09346067      11.02802981        39.78270557       A1      2.140000 %
A2          50.71727475      10.93456925      0.08996675      11.02453600        39.78270550       A2      2.060000 %
----------------------------------------------------------------------------------------------------------------------------------
TOTALS      50.71727471      10.93456915      0.22422699      11.15879613        39.78270556
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
SI       9,639.12829972       0.00000000     40.36269482      40.36269482     9,791.19556262       SI      0.000000 %
----------------------------------------------------------------------------------------------------------------------------------

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                Mark M. Volosov
               JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                   Tel: (212) 946-7172 / Fax: (212) 946-8302
                         Email: mark.volosov@chase.com


[JPMorgan Logo]                         Copyright(C)2001 J.P. Morgan Chase & Co.
                                        All rights reserved.

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                                Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                                      April 15, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sec. 4.01(i)        Principal Collections recieved during the Collection Period                                        4,434,563.12
                    Interest Collections recieved during the Collection Period                                           462,614.99
                    Additional Draw Amount                                                                                88,691.26
Sec. 4.01(iii)      Floating Allocation Percentage                                                                        22.152684%
                    Fixed Allocation Percentage                                                                           98.000000%
Sec. 4.01(iv)       Investor Certificate Interest Collections                                                             93,231.10
Sec. 4.01(v)        Investor Certificate Principal Collections                                                         4,345,871.86
Sec. 4.01(vi)       Seller Interest Collections                                                                          327,625.79
                    Seller Principal Collections                                                                          88,691.26
Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                                                 10.58
                    Accelerated Principal Distribution Amount Actually Distributed                                            10.58
Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                                       0.00
                    Amount Required to be Paid by Servicer                                                                     0.00
Sec. 4.01(xiv)      Servicing Fee                                                                                         41,758.10
                    Accrued and Unpaid Servicing Fees                                                                          0.00
Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                                     808.93
                    Charge Off Amounts                                                                                    13,547.37
                    Charge Off Amounts allocable to Investor Certificateholders                                                0.00
                    Cumulative Loss Amounts                                                                            1,110,984.17
Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                                            100,219,432.49
                    Pool Balance as of end of second preceding Collection Period                                     102,615,764.95
Sec. 4.01(xvii)     Invested Amount                                                                                   17,852,231.66
Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                                                     YES
Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                                             NO
Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                     857.25
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                       0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                                                0.00
Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                                                   0.00
Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                                             0.00
Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                                          52,150.12
Sec. 4.01(xxvii)    Maximum Rate                                                                                             5.0641%
                    Weighted Average Net Loan Rate                                                                           5.0641%

[JPMorgan Logo]                         Copyright(C)2001 J.P. Morgan Chase & Co.
                                        All rights reserved.

                                                                     Page 3 of 3

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                                   Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                                         April 15, 2002
------------------------------------------------------------------------------------------------------------------------------------
Sec. 4.01(xxviii)   Minimum Seller Interest                                                                            1,942,094.34
Sec. 4.01(xxix)     Required Servicer Advance                                                                                  0.00
                    Unreimbursed Required Servicer Advance                                                                     0.00
                    Required Servicer Advance Reimbursement                                                                    0.00
Sec. 4.01(xxx)      Spread Account Requirement                                                                                 0.00
                    Amount on deposit in the Spread Account (after the Spread Withdrawal)                                      0.00
                    Spread Account Deposit                                                                                     0.00
                    Spread Account Withdrawal (including Spread Account Deposits)                                              0.00


                                           Delinquencies
                    ------------------------------------------------------------
                                              Group 1
                    ------------------------------------------------------------
                    Period          Number      Principal Balance     Percentage
                    ------------------------------------------------------------
                    0-30 days            0                   0.00          0.00%
                    ------------------------------------------------------------
                    31-60 days          21             657,971.04          0.68%
                    ------------------------------------------------------------
                    61-90 days           5              47,062.51          0.05%
                    ------------------------------------------------------------
                    91-120 days          0                   0.00          0.00%
                    ------------------------------------------------------------
                    121+ days            5             116,735.96          0.12%
                    ------------------------------------------------------------
                      Total             31             821,769.51          0.85%
                    ------------------------------------------------------------


                                        Loans in Foreclosure
                    ------------------------------------------------------------
                                             Group 1
                    ------------------------------------------------------------
                    Number             Principal Balance              Percentage
                         0                          0.00                   0.00%
                    ------------------------------------------------------------

                                            Loans in REO
                    ------------------------------------------------------------
                                              Group 1
                    ------------------------------------------------------------
                    Number             Principal Balance              Percentage
                         0                          0.00                   0.00%
                    ------------------------------------------------------------

[JPMorgan Logo]                         Copyright(C)2001 J.P. Morgan Chase & Co.
                                        All rights reserved.